EXHIBIT 2(b)
	                          PLAN OF MERGER


			This Plan of Merger dated as of February 10, 1994, is entered into
	by and between Firstar Corporation of Wisconsin, a Wisconsin corporation
	("FCW"), and First Southeast Banking Corp., a Wisconsin corporation ("First
	Southeast"), and joined in by Firstar Corporation, a Wisconsin corporation
	("Firstar"), for certain limited purposes.

			First Southeast is a corporation duly organized and existing under
	the laws of Wisconsin with authorized common stock of 200,000 shares, $1.00
	par value, of which 106,486 shares are validly issued and outstanding.

			FCW is a corporation duly organized and existing under the laws of
	Wisconsin with authorized capital stock of 56,000 shares of Common Stock,
	$1.00 par value ("FCW Common Stock"), of which 10 shares are validly issued
	and outstanding, and are owned by Firstar.

			Firstar is a corporation duly organized and existing under the
	laws of Wisconsin with 120,000,000 shares of authorized Common Stock, $1.25
	par value ("Firstar Common Stock"), of which 64,381,919 shares were validly
	issued and outstanding as of January 31, 1994.

			Contemporaneous with the execution and delivery of this Plan of
	Merger, Firstar, FCW and First Southeast, have entered into an Agreement and
	Plan of Reorganization (the "Reorganization Agreement" and, together with
	this Plan of Merger, the "Agreements") that contemplates the merger of First
	Southeast with and into FCW (the "Merger"), on the "Closing Date", as
	hereinafter defined, upon the terms and conditions provided in this Plan of
	Merger.

			The Boards of Directors of First Southeast and FCW deem it fair
	and equitable to, and in the best interests of, their respective
	shareholders, that First Southeast be merged with and into FCW with FCW
	being the Surviving Corporation (as hereinafter defined), on the terms and
	conditions herein set forth and pursuant to the Wisconsin Business
	Corporation Law.  Each such Board of Directors has approved this Plan of
	Merger, has authorized its execution and delivery and has directed that this
	Plan of Merger and the Merger be submitted to its respective shareholders
	for approval.

			The Board of Directors of Firstar has authorized the execution and
	delivery of this Plan of Merger and the issuance of the Firstar Common Stock
	and payment of the cash provided herein.

			NOW, THEREFORE, in consideration of the premises and the mutual
	agreements, provisions and covenants herein contained, the parties hereto
	adopt and agree to the following agreements, terms and conditions relating
	to the Merger and the mode of carrying the same into effect.

			1.	Merger.  First Southeast will be merged with and into FCW,
	which will be the surviving corporation (hereinafter called the "Surviving
	Corporation" whenever reference is made to it as of the Closing Date or
	thereafter).  Such Merger will be pursuant to the provisions of and with the
	effect provided in the Wisconsin Business Corporation Law.  The date when
	the Merger will be consummated is hereinafter referred to as the "Closing
	Date" as defined in Section 15 below.

			2.	Name.  The name of the Surviving Corporation will be the name
	of FCW in effect at the Closing Date.

			3.	Board of Directors; Officers.  The Board of Directors of the
	Surviving Corporation at the Closing Date will consist of all the persons
	who are directors of FCW immediately prior to the Closing Date.  Such
	directors will serve as directors of the Surviving Corporation until the
	next annual meeting of the Surviving Corporation or until such time as their
	successors have been elected and have qualified.  The officers of FCW
	immediately prior to the Closing Date will be the officers of the Surviving
	Corporation until their successors are elected or appointed in accordance
	with the Bylaws of the Surviving Corporation.

			4.	Articles of Incorporation.  The Articles of Incorporation of
	FCW as in effect immediately prior to the Closing Date will, from and after
	the Closing Date, be and continue to be the Articles of Incorporation of the
	Surviving Corporation until further amended as provided by law.

			5.	Bylaws.  The Bylaws of FCW as in effect immediately prior to
	the Closing Date will, from and after the Closing Date, be and continue to
	be the Bylaws of the Surviving Corporation until the same are altered,
	amended or rescinded as therein provided or as provided in the Articles of
	Incorporation of the Surviving Corporation.

			6.	Effect of the Merger.  At the Closing Date, First Southeast
	will merge into FCW which will be the Surviving Corporation, and the
	separate existence of First Southeast shall cease as provided in 180.1106
	of the Wisconsin Business Corporation Law.  The title to all property owned
	by each corporation shall be vested in the Surviving Corporation without
	reversion or impairment and all liabilities of each corporation shall become
	those of the Surviving Corporation.  Any civil, criminal, administrative or
	investigatory proceeding pending against either corporation may be continued
	as if the merger did not occur or the Surviving Corporation may be
	substituted in the proceeding.

			7.	Conversion of Common Stock of FCW.  At the Closing Date, the
	shares of FCW Common Stock validly issued and outstanding immediately prior
	to the Closing Date will, by virtue of the Merger and without any action by
	the holder thereof, be converted into 10 shares of Common Stock, $1.00 par
	value, of the Surviving Corporation so that all shares of Common Stock of
	the Surviving Corporation will be owned by Firstar.  The outstanding
	certificates representing shares of Common Stock of FCW will, after the
	Closing Date, be deemed to represent the number of shares of the Surviving
	Corporation into which they have been converted and may be exchanged for new
	certificates of the Surviving Corporation upon the request of the holder
	thereof.

			8.	Conversion of Common Stock of First Southeast.  On the
	Closing Date, each share of First Southeast Common Stock validly issued and
	outstanding immediately prior to the Closing Date (and not held by a
	shareholder who objected under 180.1301 et seq. of the Wisconsin Business
	Corporation Law with respect to such share) will, by virtue of the Merger
	and without any action by the holder thereof, be converted into the right to
	receive at the times described below, the number of shares of Firstar Common
	Stock that is equal to the quotient produced by dividing the Dollar Purchase
	Price Per Share (as hereinafter defined) by $33.00.  For the purposes of
	this Section 8, the "Dollar Purchase Price Per Share" means (a) $59,452,055,
	divided by (b) 106,486.

			On and after the Closing Date, the holder of each such share of
	First Southeast Common Stock will be treated as the record holder of such
	number of shares of Firstar Common Stock, subject, however, to the
	provisions of this Section 8 as to fractional interests in one share of
	Firstar Common Stock and to the provisions of Section 9 as to delivery of
	certificates for, and dividends payable upon, such shares of Firstar Common
	Stock.  Notwithstanding the foregoing, no stockholder of First Southeast
	will become the holder of any fractional share of Firstar Common Stock, and
	neither certificates nor scrip for fractional shares of Firstar Common Stock
	will be issued for any fractional interests otherwise payable upon the
	Merger.  In lieu thereof, each holder of shares of First Southeast Common
	Stock who otherwise would have been entitled to a fractional share of
	Firstar Common Stock will be paid the value of such fraction in cash.  In
	the case of any holder of First Southeast Common Stock who did not vote for
	the Merger and who gives notice of objection with respect to any or all of
	his shares of First Southeast Common Stock as provided in 180.1301 et seq.
	of the Wisconsin Business Corporation Law, each such share of First
	Southeast Common Stock will be converted into the right to receive the fair
	value of the share as provided in such statute. At the Closing Date, the
	holders of First Southeast Common Stock will cease to have any rights with
	respect to such stock other than the rights to receive Firstar Common Stock
	as provided herein, cash in lieu of fractional shares or the fair value of
	the stock as provided herein or as provided by law.

			9.	Surrender of First Southeast Common Stock Certificates Upon
	Merger.  As soon as reasonably practicable after satisfaction of the
	conditions in Article IX of the Reorganization Agreement, Firstar or its
	exchange agent will mail or deliver to each First Southeast shareholder a
	letter of transmittal with instructions for effecting the surrender of his
	or her shares of First Southeast Common Stock in exchange for shares of
	Firstar Common Stock.  Upon receipt of letters of transmittal from Firstar
	or its exchange agent, each holder of a certificate or certificates that
	represents shares of First Southeast Common Stock (other than holders
	exercising their rights to dissent in accordance with 180.1301 et seq. of
	the Wisconsin Business Corporation Law) will surrender the same to Firstar
	conditional upon the Closing together with instructions for the issuance of
	shares of Firstar Common Stock and any payment by Firstar, in lieu of a
	fractional interest, to which the holder will be entitled at Closing
	pursuant to this Plan of Merger.  At the Closing, provided that Firstar has
	previously received such certificates and such instructions in form
	satisfactory to Firstar, Firstar will deliver, in accordance with such
	instructions and this Plan of Merger, a check for any cash payment in lieu
	of fractional shares to which the holder is entitled and a certificate or
	certificates for any shares of Firstar Common Stock to which the holder is
	entitled.  Until receipt of such certificates and instructions from a holder
	of First Southeast Common Stock, Firstar will withhold (i) delivery of any
	such cash payment and (ii) delivery of any cash dividends distributed upon
	shares of Firstar Common Stock into which such holder's shares were
	converted.  No interest will be paid or accrued on any cash payable upon the
	surrender of such certificates and Firstar will assume no responsibility for
	any delay not within Firstar's control in connection with the payment of any
	part of such funds.  After the Closing Date and until surrendered for
	exchange, each outstanding certificate which, prior to the Closing Date
	represented shares of First Southeast Common Stock, shall be deemed for all
	purposes to evidence ownership of and to represent the number of whole
	shares of Firstar Common Stock into which such shares of First Southeast
	Common Stock shall have been converted, and the record holder of such shares
	shall, after the Closing Date, be entitled to vote the shares of Firstar
	Common Stock in to which such shares of First Southeast Common Stock shall
	have been converted on any matters in which the holders of record of Firstar
	Common Stock, as of any date subsequent to the Closing Date, shall be
	entitled to vote.

			10.	Shareholder Approval.  This Plan of Merger will be submitted
	to the respective shareholders of First Southeast and FCW for ratification
	and confirmation by consent or at meetings to be called and held in
	accordance with the applicable provisions of law and the respective Articles
	of Incorporation and Bylaws of First Southeast and FCW.  First Southeast and
	FCW will proceed expeditiously and cooperate fully in the procurement of any
	other consents and approvals and in the taking of any other action, and the
	satisfaction of all other requirements prescribed by law or otherwise,
	necessary for consummation of the Merger, and the other transactions
	contemplated hereby and by the Reorganization Agreement on the terms herein
	and therein provided.

			11.	Consummation of the Merger.  Consummation of the Merger is
	conditional upon the fulfillment or waiver of the conditions precedent set
	forth in Articles VI, VII and VIII of the Reorganization Agreement.

			12.	Termination.  This Plan of Merger may be terminated and the
	Merger abandoned by mutual consent of the respective Boards of Directors of
	First Southeast and FCW at any time prior to the Closing Date. If the
	Reorganization Agreement is terminated in accordance with Article IX
	thereof, then this Plan of Merger will terminate simultaneously and the
	Merger will be abandoned without further action by First Southeast or FCW.

			13.	Waivers; Amendments.  Either First Southeast or FCW may, at
	any time prior to the Closing Date, by action taken by its Board of
	Directors or officers thereunto authorized, waive the performance of any of
	the obligations of the other or waive compliance by the other with any of
	the covenants or conditions contained in this Plan of Merger or agree to the
	amendment or modification of this Plan of Merger by an agreement in writing
	executed in the same manner as this Plan of Merger; provided, however, that
	after a favorable vote by or consent of the shareholders of First Southeast
	any such action will be taken by First Southeast only if, in the opinion of
	its Board of Directors, such waiver, amendment or modification will not have
	any material adverse effect on the benefits intended under this Plan of
	Merger for the shareholders of First Southeast.

			14.	Closing Date.  The Merger will become effective on the day
	(the "Closing Date") on which and at the time at which the Articles of
	Merger are filed by First Southeast and FCW with the Wisconsin Secretary of
	State, as provided in 180.1105 of the Wisconsin Business Corporation Law.

			15.	Captions; Counterparts.  The captions in this Plan of Merger
	are for convenience only and will not be considered a part of or affect the
	construction or interpretation of any provision of this Plan of Merger.
	This Plan of Merger may be executed in several counterparts, each of which
	will constitute one and the same instrument.

			16.	Governing Law.  This Plan of Merger is to be construed and
	interpreted in accordance with the laws of the State of Wisconsin.

			17.	Notices.  All notices given hereunder shall be in writing
	(including a telecopy) and shall be mailed by first-class mail, postage
	prepaid, or sent by facsimile transmission or by nationally recognized
	overnight delivery service, addressed as follows:


				(a)	If to Firstar or FCW, to:

					Firstar Corporation
					Attention:  Jon H. Stowe,
							  Executive Vice President
					777 East Wisconsin Avenue
					Milwaukee, Wisconsin  53202
					Telecopy No. (414) 765-4349

					with a copy to:

					Firstar Corporation
					Law Department
					Attn:  Howard H. Hopwood, III
						  Senior Vice President and
						  General Counsel
					777 East Wisconsin Avenue
					Milwaukee, Wisconsin  53202
					Telecopy No. (414) 765-6111

				(b)	If to First Southeast, to:

					First Southeast Banking Corp.
					Attn: David A. Straz, Jr.,
						 President
					P.O. Box 490
					Lake Geneva, WI 53147
					Telecopy No. (414) 248-7024

					with a copy to:

					Quarles & Brady
					Attn:  Robert J. Kalupa, Esq.
					411 East Wisconsin Avenue
					Milwaukee, WI 53202
					Telecopy No. (414) 271-3552


			IN WITNESS WHEREOF, the parties hereto have caused this Plan of
	Merger to be duly executed as of the date first above written.


							  FIRSTAR CORPORATION


	[SEAL]					By: Jon H. Stowe

							    Title:Executive Vice President


							    Attest: John A. Kielich

							    Title: First Vice President


							  FIRSTAR CORPORATION OF WISCONSIN


	[NO SEAL]					By: John A. Kielich

							    Title: Vice President


							    Attest: Joan M. Fagan

							    Title: Assistant Secretary


							  FIRST SOUTHEAST BANKING CORP.


	[SEAL]					By: David A. Straz, Jr.

							    Title: President


							    Attest: David A. Straz

							    Title: Secretary